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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-91093 of Reliant Energy Transition Bond Company LLC of our report dated July 12, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 28, 2001